EXHIBIT 1.1




                          $___________ (approximate)

                     Mortgage Pass-Through Certificates,
                                Series 1997-1


                                                                       (DATE)


                     UNDERWRITING AGREEMENT
                     ----------------------



(Underwriter)



Ladies and Gentlemen:

          SECTION 1.  Introduction.
                      ------------   The Provident Bank, an Ohio banking
corporation (the "Company"), proposes to sell to you (sometimes referred to herein as the "Underwriter"), $__________ principal amount of its Mortgage Pass-Through Certificates identified in Schedule I hereto (the "Offered Certificates") having the aggregate Initial Certificate Balances set forth in
Schedule I (subject to an upward or downward variance, not to exceed the percentage set forth in such Schedule I, the precise Initial Certificate Balance within such range to be determined by the Company in its sole discre-
tion). The Offered Certificates, together with the ___ Classes of subordinate certificates (the "Non-Offered Certificates") and the Class of residual certificates (the "Residual Certificates", and together with the Offered Certificates and the Non-Offered Certificates, the "Certificates"), evidence the entire ownership interest in the assets of a trust fund (the "Trust") consisting primarily of fully-amortizing, fixed interest rate, conventional mortgage loans, as described in Schedule I (the "Mortgage Loans") originated or acquired by the Company in its ordinary course of business, and having, as of the close of business on the date specified in
Schedule I as the cut-off date (the "Cut-Off Date"), the aggregate principal balance set forth in Schedule I. An election will be made to treat the Trust as a real estate mortgage investment conduit (a "REMIC") for purposes of federal income taxation. The Certificates are to be issued pursuant to a pooling and servicing agreement (the "Pooling Agreement"), dated as of the Cut-Off Date, among the Company, as seller and master servicer (in such capacities, the "Seller" and the "Master Servicer", respectively) and (
         ), as trustee (the "Trustee"). The Offered Certificates will be issued in the denominations specified in Schedule I.

          Capitalized terms used herein that are not otherwise defined herein have the meanings assigned thereto in the Pooling Agreement.

          SECTION 2.  Representations and Warranties of the
                      -------------------------------------
Company.
-------   Each of the Seller and the Company represents and warrants to the
Underwriter as follows:

          (a) A Registration Statement on Form S-3 (File No. 333- ____________) (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act") and the rules and regulations (the "Rules and Regulations of the United States Securities and Exchange Commission (the "Commission") thereunder,
     (ii) been filed with the Commission under the Act and (iii) became effec-tive under the Act. Copies of such Registration Statement have been delivered by the Company to the Underwriter. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time. "Registration Statement" means such registration statement at the Effective Time, including any documents incorporated by reference therein at such time; "Preliminary Prospectus" means each prospectus included in such Registration Statement, including a preliminary prospectus supplement which, as completed, may be used in connection with the sale of the Offered Certificates; and "Prospectus" means such final prospectus, as supplemented by a prospectus supplement (the "Prospectus Supplement") relating to the Offered Certificates in the form first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the Act which have not been so filed or incorporated by reference therein on or prior to the Effective Date. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

          To the extent that the Underwriter (i) has provided to the Company Collateral Term Sheets (as hereinafter defined) that the Underwriter has provided to a prospective investor, the Company has filed such Collateral Term Sheets as an exhibit to a report on Form 8-K within two business days of its receipt thereof, or (ii) has provided to the Company Structural Term Sheets or Computational Materials (each as defined below) that the Underwriter has provided to a prospective investor, the Company will file or cause to be filed with the Commission a report on Form 8-K containing such Structural Term Sheet and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Prospectus is filed with the Commission pursuant to Rule 424 of the Rules and Regulations.

          (b) The documents incorporated by reference in the Preliminary Prospectus or Prospectus, as the case may be, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Preliminary Prospectus or Prospectus, as the case may be, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented, if applicable, based upon written information furnished to the Company by the Underwriter specifically for use therein.

          (d) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company, whether or not arising in the ordinary course of business and (ii) there have been no material transactions entered into by the Company other than those in the ordinary course of business.

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with corporate power and authority to execute, deliver and perform the transactions contemplated by this Agreement and the Pooling Agreement.

          (f) The Company is not in violation of its respective charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound; no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act, the Rules and Regulations or state securities or Blue Sky laws; and the execution and delivery of this Agreement and the Pooling Agreement and the consummation of the transactions contemplated herein and therein by the Company will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which such party may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court decree applicable to the Company.

          (g) There is no action, investigation, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company, which might result in any material adverse change in the condition, financial or otherwise, earnings, affairs or business prospects of the Company, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the performance by the Company of its obligations under, or the validity and enforceability of, this Agreement or the Pooling Agreement.

          (h) This Agreement has been, and the Pooling Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company, and this Agreement constitutes, and the Pooling Agreement, when executed and delivered as contemplated herein, will constitute, legal, valid and binding instruments enforceable against the Company in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

          (i) The Certificates have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Pooling Agreement and delivered to and, with respect to the Offered
     Certificates, paid for by the Underwriter in accordance with this Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling Agreement.

          (j) At the time of execution and delivery of the Pooling Agreement, the Company will: (i) have beneficial ownership of the Mortgage Loans conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"); (ii) not have assigned to any person (other than the Trustee) any of its right, title or interest in the Mortgage Loans, in the Purchase Agreement or in the Pooling Agreement; and (iii) have the power and authority to sell its interest in the Mortgage Loans to the Trustee and to sell the Offered Certificates to the Underwriter. Upon execution and delivery of the Pooling Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Company's right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriter of the Offered Certificates, the Underwriter will have good title to the Offered Certificates free of any Liens.

          (k) Neither the Company nor the Trust created by the Pooling Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

          (l) At the Closing Date, the Certificates and the Pooling Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (m) At the Closing Date, the Class A Certificates shall have been rated in the highest rating category by at least two nationally recognized rating agencies.

          (n) The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceed-ing for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (o) _____________ is an independent public accountant with respect to the Master Servicer, the Seller and the Company as required by the Act and the Rules and Regulations.

          (p) The Seller possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and the Company has not received notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

          (q) The Pooling Agreement is not required to be registered under the Trust Indenture Act of 1939, as amended, as in effect on the date hereof.

          (r) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling Agreement and the Certificates have been paid or will be paid at or prior to the Closing Date.

          (s) On the Closing Date, each of the representations and warranties of the Company set forth in the Pooling Agreement and in the Loan Sale Agreement will be true and correct in all material respects.

          Any certificate signed by an officer of the Company and delivered to you or counsel for the Underwriter in connection with an offering of the Offered Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 2 are made.

          SECTION 3.  Purchase, Sale and Delivery of Offered
                      --------------------------------------
Certificates.
------------   On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to instruct the Trustee to issue and agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company at a purchase price set forth in Schedule 1 hereto, the respective principal amount of Offered Certificates set forth in Schedule I hereto.

          The Company will deliver the Offered Certificates to the Under-writer, against payment of the purchase price therefor in same day funds wired to such bank as may be designated by the Company, or by such other manner of payment as may agreed upon by the Company and you, at the offices of Brown & Wood LLP, One World Trade Center, New York, New York at 10:00 A.M., New York time, on _______________ or at such other place or time not later than seven full business days thereafter as you and the Company determine, such time being referred to herein as the "Closing Date."

          The Offered Certificates so to be delivered will be in such denominations and registered in such names as you request two full business days prior to the Closing Date, as the case may be, and will be made available for examination by the Underwriter no later than 2:00 p.m. New York City time on the first business day prior to the Closing Date.

          SECTION 4.  Offering by the Underwriter.
                      ---------------------------  It is understood that the
Underwriter proposes to offer the Offered Certificates subject to this Agreement for sale to the public on the terms as set forth in the Prospectus.

          SECTION 5.  Covenants of the Company.
                      ------------------------ The Company hereby covenants and agrees with the Underwriter that:

          (a) Immediately following the execution of this Agreement, the Company will prepare the Prospectus Supplement in a form approved by the Underwriter setting forth the amount of Offered Certificates covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Offered Certificates are to be purchased by the


     Underwriter from the Company, either the initial public offering price or the method by which the price at which the Offered Certificates are to be sold will be determined, the selling concessions and allowances, if any, and such other information as the Company deems appropriate in connection with the offering of such Offered Certificates, but the Company will not file any amendments to the Registration Statement as in effect with respect to the Offered Certificates, or any amendments or supplements to the Prospectus, without your consent, which will not be unreasonably withheld.

          (b) If, during such period of time after the first date of the public offering of the Offered Certificates as in the opinion of counsel for the Underwriter a prospectus relating to the Offered Certificates is required by law to be delivered in connection with sales by the Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriter and its counsel, include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or any other law, the Company will promptly prepare and file with the Commission, an amendment or supple-ment which will correct such statement or omission or an amendment that will effect such compliance and will notify you and, upon your request, prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

          (c) The Company will deliver to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein); (ii) the Prospectus and any amendment or supplement thereto; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto).

          (d) The Company will endeavor, in cooperation with you, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Offered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now subject to service of process. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been qualified as above provided.

          (e) The Company will notify you immediately, and confirm the notice in writing, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (f) The Company will make generally available to holders of the Offered Certificates as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, an earnings statement of the Trust (which need not be audited) complying with
     Section 11(a) of the 1933 Act and the Rules and Regulations (including, at the option of the Company, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

          (g) The Company will not, without your prior written consent, publicly offer or sell or contract to sell any mortgage pass-through certificates, mortgage pass-through notes or collateralized mortgage obligations or other similar securities representing interests in or secured by other mortgage-related assets originated or owned by either such entity for a period of 30 days following the commencement of the offering of the Offered Certificates to the public.

          (h) So long as the Offered Certificates shall be outstanding, the Company will deliver to the Underwriter the annual statement as to compliance delivered to the Trustee pursuant to Section ____ of the Pooling Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section ____ of the Pooling Agreement, as soon as such statements are furnished to the Trustee.

          (i) The Company will apply the net proceeds from the sale of the Offered Certificates in the manner set forth in the Prospectus.

          SECTION 6.  Conditions to the Obligations of the
                      ------------------------------------
Underwriter.

___________ The obligations of the Underwriter to purchase and pay for the Offered Certificates on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof and as of the Closing Date with the same force and effect as if made as of that date, to the performance by the Company of its respective obligations hereunder and to the following additional conditions precedent:

          (a) The Underwriter shall have received confirmation of the effectiveness of the Registration Statement. Prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or you, shall have been contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

          (b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Brown & Wood LLP, counsel for the Underwriter, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) You shall have received an opinion of counsel to the Company, dated the Closing Date, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of Ohio with corporate power and authority to execute, deliver and perform the transactions contemplated by this Agreement and the Pooling Agreement;

              (ii) Each of this Agreement and the Pooling Agreement has been duly authorized, executed and delivered by the Company;

             (iii) The Certificates have been duly authorized, executed and delivered by the Company;

              (iv) No consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the terms of this Agreement or the Pooling Agreement, except such as may be required under the state securities or Blue Sky laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates and such other approvals as have been obtained;

               (v) The sale of the Mortgage Loans to the Trust pursuant to the Pooling Agreement, the execution and delivery of this Agreement and the Pooling Agreement by the Company and the consummation of the transactions contemplated herein or therein do not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any law, administrative regulation or administrative or court decree applicable to the Company;

              (vi) Assuming the Pooling Agreement has been duly authorized, executed and delivered by the parties thereto, the Pooling Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

             (vii) The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under the Act; and the Registration Statement, the Prospectus and each amendment or supplement thereto (other than the financial and statistical information therein as to which such counsel need express no opinion) as of their respective effective or issue dates complied as to form in all material respects with the requirements of the Act and the Rules and Regulations;

            (viii) The Pooling Agreement and the Certificates conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

              (ix) The Pooling Agreement will not be required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Company nor the Trust is required to be registered under the Investment Company Act of 1940, as amended;

               (x) Assuming that the Certificates have been duly authorized, executed and authenticated in the manner contemplated in the Pooling Agreement, when delivered and paid for by you as provided in this Agreement, the Certificates purchased by you will be validly issued and outstanding and entitled to the benefits of the Pooling Agreement;

              (xi) There are no legal or governmental actions, investigations or proceedings pending to which the Company is a party, or, to the best knowledge of such counsel, threatened against the Company, (A) asserting the invalidity of this Agreement or the Pooling Agreement, (B) seeking to prevent the sale of the Mortgage Loans to the Trust or the consummation of any of the transactions contemplated by this Agreement or the Pooling Agreement or (C) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Pooling Agreement or the Mortgage Loans;

             (xii) The conditions to the use by the Company of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

            (xiii) To the best of such counsel's knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

     Such counsel also shall state that it has no reason to believe that at its effective date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus on the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial and statistical information contained therein as to which such counsel need express no opinion);

          (d)  Reserved;

          (e) You shall have received copies of any opinions of counsel for the Company that the Company is required to deliver to the Rating Agency. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters addressed to the Underwriter.

          (f) You shall have received from Brown & Wood LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, in form and substance satisfactory to you, with respect to the organization of the Company, the validity of the Certificates, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (g) You shall have received from Brown & Wood LLP, special tax counsel for the Company, dated the Closing Date, to the effect that:

               (i) The statements in the Prospectus under the headings "Federal Income Tax Consequences" and "ERISA
          Considerations" and the summaries thereof under the headings "Summary of the Prospectus--Tax Status of REMIC Certificates," "Tax Status of Non-REMIC Certificates," and "--ERISA Considerations," and the statements in the Prospectus Supplement under the headings "Federal Income Tax Consequence" and the summary thereof under the heading "Summary of Terms--Certain Federal Income Tax Conse-quences," to the extent they constitute matters of Federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects; and

              (ii) The Trust described in the Prospectus Supplement and the Pooling Agreement will qualify as a "real estate investment conduit" ("REMIC") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), assuming
          (i) an election is made to treat the Trust as a REMIC, (ii) compliance with the Pooling Agreement and (iii) compliance with changes in the law, including any amendments to the Code or appli-cable Treasury regulations thereunder.

          (h) At the Closing Date you shall have received a certificate of an executive officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties contained in Section 2 are true and correct with the same force and effect as though made on and as of the Closing Date.

          (i)  You shall have received from (               ), independent
     public accountants, two letters, the first delivered the day of but prior to the execution of, and dated the date of, this Agreement and the other dated the Closing Date, addressed to the Underwriter, in the form heretofore agreed (and in the case of the second such letter consistent with the first such letter) with such variations as are reasonably acceptable to you.

          (j) You shall have received an opinion of _______________________, counsel to the Trustee, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that:

               (i) the Trustee has been duly incorporated and is validly existing as a ______________ under the laws of the _________________ and has the power and authority to enter into and to perform all actions required of it under the Pooling Agreement;

              (ii) the Pooling Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights in general, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing;

             (iii) the Certificates have been duly authenticated and delivered by the Trustee;

              (iv) the execution and delivery of the Pooling Agreement by the Trustee and the performance by the Trustee of the terms thereof do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of ___________ governing the banking or trust powers of the Trustee, or (B) the certificate of incorporation or articles of association or by-laws of the Trustee; and

               (v) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of ___________ having jurisdiction over the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling Agreement or the performance by the Trustee thereunder.

          (k)  Each Class of Offered Certificates shall have been rated not
     less than "(   )" and "(   )" by (               ) and (
        ), respectively, (each a "Rating Agency") and such ratings shall not have been rescinded.

          (l) At the Closing Date counsel for the Underwriter shall have been furnished with such other documents and opinions as they may reasonably require.

          If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

          SECTION 7.  Payment of Expenses.
                      -------------------   The Company will pay all costs,
expenses, fees and taxes incident to (i) the preparation by the Company, including, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), of the Prospectus, each Preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 5(b), (ii) the preparation, printing (including word processing and duplication costs) and delivery of this Agreement, the Pooling Agreement, Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Offered Certificates, (iii) the registration with the Commission, and the issuance by the Company of the Offered Certificates, (iv) the registration or qualification of the Offered Certificates for offer and sale under the securities or Blue Sky laws of the several states as described in Section 5(d) (including the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) the fees and expenses of the Rating Agencies, (vi) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering, if applicable, and (vii) the performance by the Company of its other obligations under this Agreement.

          If this Agreement is terminated by you in accordance with the provisions of Section 6 or Section 10, the Company shall reimburse you for all of your out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

          SECTION 8.  Indemnification and Contribution.
                      --------------------------------
          (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities, judgments and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages, liabilities, judgments or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by the Underwriter expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have to the persons referred to above in this Section 8(a).

          (b) The Underwriter agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or
     Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, judgments and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus or the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which the Underwriter may have to the persons referred to above in this
     Section 8(b).

          (c) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs or Section 8(h), such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (b) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Section 8(a), (b) or (h) is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, judgments or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in such proportions that the Underwriter is responsible for its pro rata portion of such losses, liabilities, claims, damages and expenses determined in accordance with the ratio that the excess of the aggregate resale price received by the Underwriter for the Offered Certificates over the purchase price paid to the Company by the Underwriter (before deducting expenses) bears to the aggregate resale price received by the Underwriter for the Offered Certificates, and the Company shall be responsible for the balance. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of
     Section 8(d), in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting commission received by such Underwriter for the sale of the Offered Certificates underwritten by such Underwriter and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          ((f) The Underwriter confirms that the information set forth (i) in the last paragraph on the cover page and (ii) in the second paragraph under the caption "Method of Distribution" in the Prospectus Supplement is correct and constitutes the only information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.)

          (g) The Underwriter agrees to provide the Company (i) all Collateral Term Sheets, immediately upon distribution to any potential investor and (ii) any other Derived Information no later than two Business Days prior to which the Prospectus Supplement is required to be filed pursuant to Rule 424. For purposes of this Agreement, the term "Derived Information" means such portion, if any, of the information delivered to the Company by the Underwriter pursuant to this Section for filing with the Commission on Form 8-K as:

               (i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

              (ii)  does not constitute Seller-Provided Information; and

             (iii) is of the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters (as defined below)).

          "Seller-Provided Information" means the information contained on any computer tape furnished to the Underwriter by the Company concerning the assets comprising the Trust.

          The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder Letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994).

          (h) The Underwriter agrees, assuming all Seller-Provided Information (as defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Company, each of the Company's officers and directors and each person who controls the Company within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by the Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by such entity or person in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriter under this
     Section 8(h) shall be in addition to any liability which the Underwriter may otherwise have. The procedures set forth in Section 8(c) shall be equally applicable to this Section 8(h).

          SECTION 9.  Representations, Warranties and Agreements
                      ------------------------------------------
to Survive Delivery.
-------------------   All representations, warranties and agreements
contained in this Agreement, or contained in certificates of officers of the Company submitted hereto, including indemnity and contribution agreements, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter by or on behalf of the Company, its officers or directors, and shall survive acceptance and payment for the Offered Certificates hereunder.

          SECTION 10.  Effectiveness of Agreement and
                       ------------------------------
Termination.
-----------   This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          This Agreement may be terminated for any reason at any time prior to the Closing Date by the Underwriter upon the giving of written notice of such termination to the Company, if prior to the Closing Date (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or
(ii) there has occurred any outbreak or escalation of hostilities or other calamity or crisis or material change in existing financial, political, economic or securities market conditions, the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Offered Certificates in the manner contemplated in the Prospectus or enforce contracts for the sale of the Offered Certificates, or (iii) trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York State or New York City authorities. In the event of any such termination, the provisions of Section 7, the indemnity agreement and contribution provisions set forth in Section 8, and the provisions of Sections 9 and 13 shall remain in effect.

(         SECTION 11.  Default.
                       -------   If, on the Closing Date any one or more of
the Underwriters shall fail or refuse to purchase Offered Certificates that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered Certificates set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Offered Certificates set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered Certificates which such defaulting Under-writer or Underwriters agreed but failed or refused to purchase on such date; provided
-------- that in no event shall the principal amount of Offered Certificates that any Underwriter has agreed to purchase pursuant to Section 3 be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Offered Certificates without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Certificates and the aggregate principal amount of Offered Certificates and the aggregate principal amount of Offered Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Certificates to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Offered Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.)

          SECTION 12.  Notices.
                       -------   All notices and other communications
hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to
the Underwriter directed to (   ); notices to the Company shall be directed
to it at The Provident Bank, One East Fourth Street,  Cincinnati, Ohio 45202,
attention: (    ).

          SECTION 13.  Parties.
                       -------   This Agreement shall inure to the benefit of
and be binding upon the Seller and the Company, the Underwriter, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Offered Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14.  Governing Law.
                       ------------- This Agreement shall be governed by the laws of the State of New York.

          SECTION 15.  Counterparts.
                       ------------   This Agreement may be signed in two or
more counterparts each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign this Agreement and return it to us.

                              Very truly yours,

                              THE PROVIDENT BANK



                              By ________________________________
                                 Name:
                                 Title:

Confirmed and Accepted, as of
the date first above written:


(UNDERWRITER)



By
   -------------------------





                                  SCHEDULE I





Offered Certificates:  Mortgage Pass Through Certificates, Series
--------------------   1997-1, Class A-1, Class X and Class M-1.

Initial Principal Amount of Offered Certificates:
------------------------------------------------

                 		Initial Class Certificate
	Class                            Balance
    ------------------         ---------------------------
	Class A-1               $
	Class X                 $
	Class M-1               $

Purchase Price:
--------------

Class                                  Purchase Price
------                                 --------------
Class A-1                              %*
Class X                                %*
Class M-1                              %*



_______________________
*Plus accrued interest
at the applicable Certificate
Rate from the Cut-off Date to,
but not including, the Closing
Date.


Classes of Book-Entry Certificates:
----------------------------------
Description of Mortgage Loans:
-----------------------------      Fixed rate, conventional first loans
                                   having an aggregate principal balance as of the Cut-Off Date of approximately
                                   $_____________.  The Mortgage Loans are
                                   fully-amortizing, ___ to ___ month, fixed interest rate, conventional mortgage loans secured by one-to four-family residential properties.

Denominations:
-------------                      The Offered Certificates will be issued in
                                   book-entry form.  Each such Class of
                                   Certificates will be evidenced by one or
                                   more certificates registered in the name
                                   of CEDE & Co. ("CEDE") in the aggregate
                                   amount equal to the Initial Class Certifi-
                                   cate Balance of such Class.  Interests in
                                   such Classes of Offered Certificates
                                   issued in the name of CEDE may be pur-
                                   chased by investors in minimum
                                   denominations of $(      ) and integral
                                   multiples of $(     ).

Cut-Off Date:  (__________)
------------


Certificate Rate:
----------------

             Class                                              Rate
        ---------------                               -------------------------
            Class A-1                                        % per annum
            Class X                                          % per annum
            Class M-1                                        % per annum